Exhibit 10.1
EXECUTION COPY

PMT ISSUER TRUST – FMSR,

as Issuer

and

Citibank, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

PENNYMAC CORP.

as Servicer and Administrator

and

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

as Administrative Agent

__________

AMENDMENT NO. 1
Dated as of April 25, 2018

to the

Base Indenture
Dated as of December 20, 2017

60958.000218 EMF_US 68791706v24

This Amendment No. 1 (this “Amendment”) to the Base Indenture (as defined below) is entered into as of April 25, 2018, by and among PMT ISSUER TRUST – FMSR, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), CITIBANK, N.A. (“Citibank”), a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”), and as calculation agent, paying agent and securities intermediary, PENNYMAC CORP., a corporation organized under the laws of the State of Delaware (“PMC”), as servicer and as administrator, and CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“CSFB”), a Delaware limited liability company, as an administrative agent (in such capacity, the “Administrative Agent”), and is consented to by CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Noteholder (the “Noteholder”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Existing Base Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, the Issuer, Citibank, as Indenture Trustee, as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), the Administrator, the Servicer and the Administrative Agent are parties to that certain Base Indenture, dated as of December 20, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Existing Base Indenture”);

WHEREAS, the Issuer, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent have agreed, subject to the terms and conditions of this Amendment, that the Existing Base Indenture be amended to reflect certain agreed upon revisions to the terms of the Existing Base Indenture;

WHEREAS, pursuant to Section 12.2 of the Existing Base Indenture, the Issuer, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent, with prior notice to each Note Rating Agency, if applicable, and the consent of the Majority Noteholders of each Series materially and adversely affected by such amendment of the Existing Base Indenture, by Act of said Noteholders delivered to the Issuer, the Administrator, the Servicer, the Administrative Agent and the Indenture Trustee, upon delivery of an Issuer Tax Opinion (unless the Noteholders unanimously consent to waive such opinion), may enter into an amendment of the Existing Base Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Base Indenture or modifying in any manner the rights of the Noteholders of the Notes of each such Series or Class under the Existing Base Indenture;

WHEREAS, pursuant to Section 12.3 of the Existing Base Indenture, the Issuer shall also deliver to the Indenture Trustee an Opinion of Counsel stating that the execution of such amendment to the Existing Base Indenture is authorized and permitted by the Existing Base Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”), and pursuant to Section 1.3 of the Existing Base Indenture, the Issuer will furnish to the Indenture Trustee (1) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Base Indenture relating to the proposed action have been complied with and (2) except as provided below, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with;

WHEREAS, pursuant to Section 11.1 of the Trust Agreement, prior to the execution of any amendment to any Transaction Documents to which the Trust is a party, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Trust Agreement and that all conditions precedent have been met;

NOW THEREFORE, in consideration of the premises and mutual agreements herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent hereby agree as follows:

SECTION 1.  Amendments to the Existing Base Indenture.

(a)Section 1.6(a) of the Existing Base Indenture is hereby amended by deleting the terms “or (v)” at the end of clause (iv) thereof and replacing it with the following:

(v)in the case of the Disposition Manager, Pentalpha Surveillance LLC, 375 N. French Rd., Suite 100, Amherst, New York, 14228, Attention: PMT ISSUER TRUST - FMSR, email: notices@pentalphasurveillance.com; or (vi)

(b)Section 3.1 of the Existing Base Indenture is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

(a)General.  The Calculation Agent shall initially be Citibank.  The Calculation Agent is appointed for the purpose of making calculations and verifications as provided in this Section 3.1(a).  The Calculation Agent, as agent for the Noteholders, shall provide all services necessary to fulfill the role of Calculation Agent as set forth in this Base Indenture.

By no later than 1:00 p.m. New York City time on the first (1st) Business Day prior to each Interim Payment Date or Payment Date, as applicable, the Administrator shall prepare and deliver to the Calculation Agent, the Indenture Trustee, the Paying Agent, the Administrative Agent and the VFN Noteholders a report (the “Administrator’s Calculation Report”) containing the detailed information described in this Section 3.1(a) and pursuant to Section 3.2(b).

By 2:00 p.m. New York City time on each Payment Date (or such other time as may be agreed to from time to time by the Servicer, the Administrator, the Indenture Trustee and the Administrative Agent), based upon the Administrator’s Calculation Report and any additional information provided to the Indenture Trustee and the Calculation Agent by the Administrator pursuant to the Fannie Mae Lender Contract and the Transaction Documents, as well as each applicable Determination Date Report, all available reports issued by the Servicer, the Market Value Report issued by the MSR Valuation Agent and any report issued as to the Market Value of any Eligible Securities (to the extent any Eligible Securities are on deposit in the Eligible Securities Account) as of the Determination Date, the Calculation Agent shall perform certain calculations and verifications as follows:

(i)an indication (yes or no) as to whether a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period preceding the upcoming Payment Date;

(ii)if the Full Amortization Period is in effect, the Series Available Funds for each Series for the upcoming Payment Date;

(iii)if required by any VFN Noteholder, the aggregate Funding Amount to be paid on the upcoming Funding Date, and the amount to be drawn on each Class of VFNs Outstanding in respect of such Funding Amount, and the portion of such Funding Amount that is to be paid using Available Funds pursuant to Section 4.5(a)(1)(viii);

(iv)if any Note is Outstanding, the amount, if any, to be paid on each such Class in reduction of the aggregate principal balance on the upcoming Payment Date;

(v)the amount of Fees to be paid on the upcoming Payment Date, the amount remaining before the applicable Expense Limit is reached (before and after giving effect to such payments), and, if applicable, any amounts in excess of the Expense Limit to be carried forward to a subsequent year or Payment Date;

(vi)the Required Available Funds, the Expense Reserve Required Amount and the Series Reserve Required Amount, if applicable, for each Series of Notes for the upcoming Payment Date;

(vii)the Weighted Average Advance Rate for the facility to be used in calculating whether a Borrowing Base Deficiency exists and for each Series and Class of Variable Funding Notes;

(viii)the Series Invested Amount and, if applicable, the Class Invested Amount for each Series and Class for the upcoming Payment Date;

(ix)the Interest Payment Amount, the Default Supplemental Fee and the Step-Up Fee for each Class of Outstanding Notes for the upcoming Payment Date, and the Interest Amount, the Cumulative Interest Shortfall Amount, the Cumulative Default Supplemental Fee Shortfall Amount and the Cumulative Step-Up Fee Shortfall Amount for each Class of Notes for the Interest Accrual Period related to the upcoming Payment Date;

(x)an indication (yes or no) as to whether an Advance Rate Trigger Event, Early Amortization Event or Event of Default hereunder has occurred; and

(xi)verification of the calculation of the Stop-Loss Cap and the Stop-Loss Cap Required Amount for the upcoming Payment Date as of the last day of the immediately preceding month, which shall be calculated by PMC on a monthly basis and on a quarterly basis will be calculated using the SDQ Rate provided by Fannie Mae for such quarter to the extent available from Fannie Mae.

The Calculation Agent does not receive any loan data or financial information independent from what is supplied to it by the Administrator.  Thus, any components of the calculations or verifications to be performed by the Calculation Agent that require loan data information, including pool balance,  SDQ balance, and non-SDQ loan balances,  as well as any financial statement data (including any PIPs), are taken as provided by the Administrator without verification or recalculation.

(c)Section 3.2 of the Existing Base Indenture is hereby amended by deleting the second paragraph of subsection (a) in its entirety and replacing it with the following:

By no later than 10:00 a.m. New York City time on the first (1st) Business Day prior to each Funding Date that is an Interim Payment Date and by no later than 2:00 p.m. New York City time on the second (2nd) Business Day prior to each Funding Date that is a Payment Date (or such other time as may be agreed to from time to time by the Administrator, the Indenture Trustee and the Administrative Agent), the Administrator shall prepare and deliver to the Issuer, the Indenture Trustee, the Calculation Agent, the Administrative Agent, each VFN Noteholder and the Paying Agent a report (the “Determination Date Report”) (in electronic form) setting forth (i) each data item required to be reported pursuant to Section 4.3, (ii) the information reported in the Administrator’s Calculation Report, and (iii) any additional information necessary to prepare the Payment Date Report pursuant to Section 3.2(b).

(d)Section 3.2 of the Existing Base Indenture is hereby amended by deleting subsection (b) in its entirety and replacing it with the following:

(b)Payment Date Report.  By 2:00 p.m. New York City time on each Payment Date (or such other time as may be agreed to from time to time by the Servicer, the Administrator, the Indenture Trustee and the Administrative Agent), based upon information provided to the Indenture Trustee and the Calculation Agent by the Administrator pursuant to the Fannie Mae Lender Contract and the Transaction Documents and contained in the Administrator’s Calculation Report, as well as each applicable Determination Date Report, all available reports issued by the Servicer, the Market Value Report issued by the MSR Valuation Agent and any report issued as to the Market Value of any Eligible Securities (to the extent any Eligible Securities are on deposit in the Eligible Securities Account) as of the Determination Date, the Indenture Trustee shall make available on its website to the Issuer, the Calculation Agent, the Administrator, the Paying Agent, the Administrative Agent, each Noteholder and each Note Rating Agency, and solely during the Default Period, the Disposition Manager, a report (the “Payment Date Report”) reporting the following for such Payment Date and the related Collection Period preceding such Payment Date:

(i)the amount of Available Funds and Required Available Funds for such Payment Date (segregating out any cash amounts that are on deposit in the Collection and Funding Account which the Administrator has instructed the Indenture Trustee to use in accordance with Section 4.5(a)(1)(viii));

(ii)(A) the aggregate amount of all Collections received and deposited into the Collection and Funding Account during such Collection Period and (B) the Total Collections for such Payment Date;

(iii)all Funding Amounts paid during such Collection Period separately identifying the portion thereof paid from funds in the Collection and Funding Account and the portion thereof paid using proceeds of fundings of an increase in VFN Principal Balance(s) for each Class of VFNs;

(iv)the amount on deposit in any Trust Accounts set forth under any Indenture Supplement as of the close of business on the last Payment Date;

(v)the amount on deposit in the Series Reserve Account for each Series, and, if applicable, the amount the Indenture Trustee is to withdraw from each such Series Reserve Account and deposit into the Note Payment Account on such Payment Date for application to the related Series of Notes;

(vi)the amount on deposit in the Expense Reserve Account, and, if applicable, the amount the Indenture Trustee is to withdraw from the Expense Reserve Account and deposit into the Note Payment Account on such Payment Date for application to the related Series of Notes;

(vii)the amount of each payment required to be made by the Indenture Trustee or the Paying Agent pursuant to Section 4.5 on such Payment Date;

(viii)the unpaid Note Balance for each Class and Series of Notes and for all Outstanding Notes in the aggregate (before and after giving effect to any principal payments to be made on such Payment Date);

(ix)a statement indicating whether a Borrowing Base Deficiency existed at such time and whether it will exist as of the close of business on such Payment Date after all payments and distributions described in Section 4.5(a);

(x)any Eligible Securities as of the Determination Date and the unpaid principal balance of the Portfolio;

(xi)(A) the aggregate Available Funds collected, separately identifying (1) the aggregate Retained MSR Excess Spread, Retained MSR Excess Spread Collections, the Sold MSR Excess Spread and the Total Collections included therein, and (2) the aggregate amount of proceeds collected during the Collection Period preceding the upcoming Payment Date for all Participation Certificates less any amounts distributed on any Interim Payment Date during such Collection Period; and (B) separately identifying any PMH Repurchase Price, PMC Repurchase Price and any payments under the PC Repo Guaranty; and

(xii)an indication (yes or no) as to whether Servicer is in compliance with the following Fannie Mae servicer eligibility requirements (collectively, the “Fannie Mae Eligibility Requirements”):

(A)its Lender Adjusted Net Worth is equal to or greater than the lender adjusted net worth required by the Fannie Mae Lender Contract;

(B)its Lender Adjusted Net Worth to total assets ratio is equal to or less than the minimum capital required by the Fannie Mae Lender Contract;

(C)its Liquidity is equal to or greater than the liquidity requirement set forth in the Fannie Mae Lender Contract; and

(D)an indication (yes or no) as to whether a Servicer Termination Event has occurred.

The Payment Date Report shall also state any other information required pursuant to any related Indenture Supplement necessary for the Paying Agent and the Indenture Trustee to make the payments required by Section 4.5(a) and all information necessary for the Indenture Trustee to make available to Noteholders pursuant to Section 3.5.

On each day on which a Payment Date Report is to be delivered, PMC shall deliver to the Indenture Trustee a certification substantially in the form attached hereto as Exhibit F.

Noteholders of any Series of Term Notes shall receive solely the Payment Date Report and shall not receive the Market Value Report prepared by the MSR Valuation Agent.

(e)Section 3.2(c) of the Existing Base Indenture is hereby amended by inserting the following at the end of the first clause thereof, following “not yet begun” and preceding the first comma:

and on which payments pursuant to clause (iii) with respect to a Class of Notes are being made

(f)Section 3.3 of the Existing Base Indenture is hereby amended by deleting subsection (b) in its entirety and replacing it with the following:

(b)Notice of Advance Rate Trigger Event, Early Amortization Event or Event of Default. The Indenture Trustee shall deliver to the Noteholders, the Issuer, the Disposition Manager, Fannie Mae (in connection with an Event of Default only) and each Note Rating Agency, promptly after a Responsible Officer has obtained actual knowledge thereof, but in no event later than five (5) Business Days thereafter or such shorter time period as may be required by any Note Rating Agency, written notice specifying the nature and status of any Advance Rate Trigger Event, Early Amortization Event or any Event of Default, as applicable.

(g)Section 3.3 of the Existing Base Indenture is hereby amended by deleting subsection (g) in its entirety and replacing it with the following:

(g)Market Value Report.  The MSR Valuation Agent shall calculate the fair market value and the valuation percentage of the MSRs, the Portfolio Excess Spread and the Base Servicing Fee on each Borrowing Base Determination Date in accordance with the MSR Valuation Agent Agreement.  The MSR Valuation Agent shall deliver to the Indenture Trustee, the Servicer, the Administrator, the Administrative Agent and the Disposition Manager, a monthly report (the “Market Value Report”) no later than the Determination Date prior to the related Payment Date, stating (i) the fair market value and the valuation percentage of the MSRs, the Portfolio Excess Spread and the Base Servicing Fee as of the Borrowing Base Determination Date., and (ii) the fair market value and the valuation percentage of the MSRs, which assumes that the 10-year U.S. Treasury rate (mid-mark) declines or increases by more than 0.375% from the 10-year U.S. Treasury rate (mid-mark) as of the most recent Borrowing Base Determination Date (as determined by the MSR Valuation Agent).

(h)Section 3.3 of the Existing Base Indenture is hereby amended by deleting subsection (j) in its entirety and replacing it with the following:

(j)Disposition Manager.  The Disposition Manager will have the duties specifically set forth in the Disposition Management Agreement, including a requirement to assist in the engagement of an appropriate third party broker (such broker, the “MSR Sales Agent”) and coordinate the sale of the MSRs in accordance with the rights and responsibilities of the Indenture Trustee as secured party under the Acknowledgment Agreement.  Prior to the occurrence and continuation of an Event of Default, PMC shall have the right to remove and replace the Disposition Manager without cause with prior written consent of the Administrative Agent and Fannie Mae.  The Disposition Manager shall have the right to resign under the circumstances described in the Disposition Management Agreement.  No resignation or removal of the Disposition Manager and no appointment of a successor Disposition Manager will become effective until the acceptance of appointment by a successor Disposition Manager.  Pursuant to the Disposition Management Agreement, if no successor Disposition Manager shall have been appointed and shall have accepted appointment within sixty (60) days after the giving of a notice of resignation, the resigning Disposition Manager may petition any court of competent jurisdiction for the appointment of a successor Disposition Manager, and the costs of the Disposition Manager in connection with such petition shall be reimbursable in accordance with the Disposition Management Agreement.  Notwithstanding anything in this Base Indenture to the contrary, in the event of any conflict between this Base Indenture (or any provision of this Base Indenture) and the Disposition Management Agreement, the terms of the Disposition Management Agreement shall prevail.

(i)Section 4.4(a) of the Existing Base Indenture is hereby amended by deleting clause (iv) therefrom and replacing it with the following:

(iv)any Net Excess Cash Amount or Eligible Securities to or at the written direction of PMC as holder of the Owner Trust Certificate, it being understood that no such Net Excess Cash Amounts may be paid to PMC under this clause (iv) if, after the payment of such cash amounts, such payment would result in a Borrowing Base Deficiency; provided, that amounts due and owing to the Owner Trustee or the Indenture Trustee and not previously paid hereunder or under any other Transaction Document shall be paid prior to such payment; and

(j)Section 4.5(a)(1) of the Existing Base Indenture is hereby amended by deleting clause (x) therefrom and replacing it with the following:

(x)any Net Excess Cash Amount or Eligible Securities to or at the direction of PMC as holder of the Owner Trust Certificate, to the extent that following any such payment, there would not be a Borrowing Base Deficiency; provided that amounts due and owing to the Owner Trustee or the Indenture Trustee and not previously paid hereunder or under any other Transaction Document shall be paid prior to such payment.

(k)Section 4.12 of the Existing Base Indenture is hereby amended by deleting the final period of the third paragraph thereof and inserting the following:

; provided, upon waiver or cure of an Event of Default and continuation of a Revolving Period, any hourly fees incurred by the Disposition Manager during any Default Period shall be paid on the immediately following Payment Date pursuant to Section 4.5(a)(1)(ii).

(l)Section 6.5 of the Existing Base Indenture is hereby amended by adding a new subsection (m) thereto as follows:

(m)Deemed Representations regarding Fannie Mae´s Rights.  Each transferee of a Term Note or of a beneficial interest therein, by accepting such Term Note or beneficial interest, shall be deemed to have made, acknowledged and represented to and with the Indenture Trustee and Fannie Mae, each of the following statements:

(i)the rights of any Noteholder will be subject and subordinate in all respects to all rights, powers, and prerogatives of Fannie Mae under the Fannie Mae Lender Contract, and no Noteholder enjoys privity of contract with Fannie Mae or is entitled to any benefit under the Acknowledgment Agreement except to the extent that the Indenture Trustee is entering into and shall perform under the Acknowledgment Agreement in its capacity as Indenture Trustee for the benefit of the Noteholders

(ii)Fannie Mae has the right to terminate the Servicer with or without cause and controls the process for the disposition of assets under the Acknowledgment Agreement in the event of a termination of the Servicer or other transfer of MSRs; and

(iii)pursuant to the Fannie Mae Lender Contract, Fannie Mae has the right to offset liabilities owed to it subject to the Acknowledgment Agreement against fees and compensation paid to the Servicer prior to any distribution of excess servicing to any Noteholder.

(m)Section 9.1 of the Existing Base Indenture is hereby amended by deleting the first full sentence thereof and replacing it with the following:

The Issuer hereby makes the following representations and warranties for the benefit of the Servicer, the Indenture Trustee, the Disposition Manager and the Noteholders.

(n)Section 12.1 of the Existing Base Indenture is hereby amended by adding a new subsection (d) at the end thereof as follows:

(d)Any amendment of this Base Indenture which affects the rights, duties, immunities, obligations or liabilities of the Disposition Manager hereunder shall require the written consent of the Disposition Manager.

(o)Section 13.1 of the Existing Base Indenture is hereby amended by deleting the second paragraph of subsection (a) in its entirety and replacing it with the following:

If the Issuer, at the direction of the Administrator, elects to redeem a Series or Class of Notes pursuant to this Section 13.1, it will cause the Issuer to notify the Indenture Trustee and the Noteholders of such redemption at least five (5) days (or other times specified in the related Indenture Supplement) prior to the Redemption Payment Date.  Unless otherwise specified in the Indenture Supplement applicable to the Notes to be so redeemed, the redemption price of a Series or Class so redeemed will equal the Redemption Amount, the payment of which will be subject to the allocations, deposits and payments sections of the related Indenture Supplement, if any.

(p)Section 13.1 of the Existing Base Indenture is hereby amended by deleting subsection (c) in its entirety and replacing it with the following:

The Notes of any Series or Class of Notes shall be subject to optional redemption under this Article XIII, in whole but not in part, by the Issuer, through (i) the use of the proceeds of issuance and sale of a new Series of Notes issued hereunder, or (ii) the use of the proceeds received of any amounts funded under any Variable Funding Notes on any Business Day after the date on which the related Revolving Period ends, and on any Business Day within five (5) days prior to the end of such Revolving Period or at other times specified in the related Indenture Supplement upon five (5) days’ prior notice to the Indenture Trustee and the Noteholders.  Following issuance of the Redemption Notice by the Issuer pursuant to Section 13.2 below, the Issuer shall be required to purchase the entire aggregate Note Balance of such Series or Class of Term Notes for the applicable Redemption Amount on the date set for such redemption (the “Redemption Date”).

(q)Article XIV of the Existing Base Indenture is hereby amended by inserting the following Section 14.13 at the end thereof:

Section 14.13.    Third-Party Beneficiaries.

The parties hereto hereby acknowledge and agree that the Disposition Manager shall be an express third party beneficiary of this Indenture.

(r)Exhibits B-1 and B-2 of the Existing Base Indenture are hereby amended by adding the following certification to the transferee certification:

The Transferee hereby further acknowledges that:

(i)the rights of any Transferee will be subject and subordinate in all respects to all rights, powers, and prerogatives of Fannie Mae under the Fannie Mae Lender Contract, and no Noteholder enjoys privity of contract with Fannie Mae or is entitled to any benefit under the Acknowledgment Agreement except to the extent that the Indenture Trustee is entering into and shall perform under the Acknowledgment Agreement in its capacity as Indenture Trustee for the benefit of the Noteholders;

(ii)Fannie Mae has the right to terminate the Servicer with or without cause and controls the process for the disposition of assets under the Acknowledgment Agreement in the event of a termination of the Servicer or other transfer of MSRs; and

(iii)pursuant to the Fannie Mae Lender Contract, Fannie Mae has the right to offset liabilities owed to it subject to the Acknowledgment Agreement against fees and compensation paid to the Servicer prior to any distribution of excess servicing to any Noteholder.

(s)Appendix A of the Existing Base Indenture is hereby amended by deleting the definition of “Acknowledgment Agreement” in its entirety and replacing it as follows:

“Acknowledgment Agreement” means collectively, (i) the Amended and Restated Acknowledgment Agreement, dated as of April 25, 2018, by and among Fannie Mae, PMC, PMH, PMT and the Indenture Trustee and (ii) the Subordination of Interest Agreement.

(t)Appendix A of the Existing Base Indenture is hereby amended by deleting the definition of “Advance Reimbursement Amount” in its entirety and replacing it as follows:

“Advance Reimbursement Amount” means any amount which the Servicer collects on a Mortgage Loan, withdraws from a custodial account or receives from any successor servicer or Fannie Mae pursuant to the Fannie Mae Guide, as reimbursement for advances in its capacity as Servicer with respect to Fannie Mae MBS.

(u)Appendix A of the Existing Base Indenture is hereby amended by deleting the definition of “Ancillary Income” in its entirety and replacing it as follows:

“Ancillary Income” means all income derived from a Mortgage Loan (other than payments or other collections in respect of principal, interest, escrow payments and prepayment penalties attributable to such Mortgage Loan) and to which the Servicer or any Subservicer, as the servicer or subservicer of the Mortgage Loan, is entitled in accordance with the Fannie Mae Lender Contract, including, (i) all late charges, fees received with respect to checks or bank drafts returned by the related bank for insufficient funds, assumption fees, optional insurance administrative fees, all interest, income, or credit on funds deposited in the escrow accounts and custodial accounts or other receipts on or with respect to such Mortgage Loan (subject to applicable law and the Fannie Mae Lender Contract), (ii) reconveyance fees, subordination fees, speedpay fees, mortgage pay on the web fees, automatic clearing house fees, demand statement fees, modification fees, if any, and other similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable by the mortgagor under applicable law or pursuant to the terms of the related Mortgage Note, and (iii) if and to the extent that any FHA Loans, USDA Loans or VA Loans are Subject Mortgages, any incentive fees payable by FHA under the applicable FHA Mortgage Insurance Contract, by USDA under the USDA Loan Guarantee Document, or by VA under the applicable VA Loan Guaranty Agreement, as applicable, to the Servicer or any Subservicer, as servicer or subservicer of the Mortgage Loans, including incentive amounts payable in connection with Mortgage Loan modifications and other loss mitigation activities.

(v)Appendix A of the Existing Base Indenture is hereby amended by deleting the definition of “Class Invested Amount” in its entirety and replacing it with the following:

“Class Invested Amount” means, as of any date of determination:

(i)for any Class of a Series of Variable Funding Notes, an amount equal to: (i) the sum of (A) the outstanding Note Balance of such Class (as reduced by (1) the Scheduled Principal Payment Amount actually paid on such Class on such Payment Date, if applicable, and (2) the Early Amortization Event Payment Amount actually paid on such Class on such Payment Date, if applicable), plus (B) the aggregate outstanding Note Balances of all Classes of Variable Funding Notes within the same Series of Variable Funding Notes that are senior to or pari passu with such Class on such date (as reduced by (1) the Scheduled Principal Payment Amounts actually paid on such Classes on such Payment Date, if applicable, and (2) the Early Amortization Event Payment Amounts actually paid on such Classes on such Payment Date, if applicable) and not otherwise captured in clause (A), divided by (ii) the Advance Rate in respect of such Class of Variable Funding Notes; and

(ii)for any Class of a Series of Term Notes, an amount equal to: (i) the sum of (A) the outstanding the Note Balance of such Class (as reduced by (1) the Scheduled Principal Payment Amount actually paid on such Class on such Payment Date, if applicable, and (2) the Early Amortization Event Payment Amount actually paid on such Class on such Payment Date, if applicable), plus (B) the aggregate outstanding

Note Balances of all Classes of Term Notes within the same Series of Term Notes that are senior to or pari passu with such Class on such date (as reduced by (1) the Scheduled Principal Payment Amounts actually paid on such Classes on such Payment Date, if applicable, and (2) the Early Amortization Event Payment Amounts actually paid on such Classes on such Payment Date, if applicable) and not otherwise captured in clause (A), divided by (ii) the highest Advance Rate in respect of such Class of Term Notes.

(w)Appendix A of the Existing Base Indenture is hereby amended by deleting the definition of “Cumulative Default Supplemental Fee Shortfall Amount” in its entirety and replacing it as follows:

“Cumulative Default Supplemental Fee Shortfall Amount” means, for each Payment Date and each Class of Notes, any portion of the Default Supplemental Fee (including the Cumulative Default Supplemental Fee Shortfall Amount for that Class for a previous Payment Date as set forth in the definition of “Default Supplemental Fee”) that has not been paid, if any, plus accrued and unpaid interest at the applicable Note Interest Rate plus the Default Supplemental Fee Rate on such shortfall from the Payment Date on which the shortfall first occurred through but excluding the current Payment Date.

(x)Appendix A of the Existing Base Indenture is hereby amended by deleting the definition of “Cumulative Interest Shortfall Amount” in its entirety and replacing it as follows:

“Cumulative Interest Shortfall Amount” means, for each Payment Date and each Class of Notes, equal to any portion of the Interest Payment Amount (calculated pursuant to the provisions of the Base Indenture) for that Class for all previous Payment Dates that has not been paid, if any, plus accrued and unpaid interest at the applicable Note Interest Rate plus the Cumulative Interest Shortfall Amount Rate on each such shortfall from the Payment Date on which such shortfall first occurred to but excluding the current Payment Date.

(y)Appendix A of the Existing Base Indenture is hereby amended by deleting the definition of “Cumulative Step-Up Fee Shortfall Amount” in its entirety and replacing it as follows:

“Cumulative Step-Up Fee Shortfall Amount” means, for each Payment Date and each Class of Notes, any portion of the Step-Up Fee (including the Cumulative Step-Up Fee Shortfall Amount for that Class for a previous Payment Date as set forth in the definition of “Step-Up Fee”) that has not been paid, plus accrued and unpaid interest at the applicable Note Interest Rate and plus the Step-Up Fee Rate on such shortfall from the Payment Date on which the shortfall first occurred through the current Payment Date.

(z)Appendix A of the Existing Base Indenture is hereby amended by deleting the definition of “Disposition Management Agreement” in its entirety and replacing it as follows:

“Disposition Management Agreement” means the Disposition Management Agreement, dated as of April 25, 2018, by and among the Disposition Manager, the Indenture Trustee, PMC and the Administrative Agent.

(aa)Appendix A of the Existing Base Indenture is hereby amended by deleting the definition of “Disposition Manager” in its entirety and replacing it as follows:

“Disposition Manager” means Pentalpha Surveillance LLC.

(bb)Appendix A of the Existing Base Indenture is hereby amended by deleting the definition of “Fannie Mae Eligibility Requirements” in its entirety and replacing it as follows:

“Fannie Mae Eligibility Requirements” has the meaning set forth in Section 3.2(b)(xii) of the Base Indenture.

(cc)Appendix A of the Existing Base Indenture is hereby amended by deleting the definition of “Market Value” in its entirety and replacing it as follows:

“Market Value” means, as of any date of determination, (a) with respect to the Participation Certificate, as of any date of determination, the product of (1) the Market Value Percentage as of the most recent Market Value Report and (2) the aggregate unpaid principal balance of the Mortgage Loans related to the MSRs evidenced by the Participation Certificate as of the last day for which such information is available; (b) with respect to any Eligible Security, the fair market value thereof as of the close of business on the immediately preceding Business Day, as determined by an independent third party appointed by the Administrator and subject to procedures mutually agreed to between the Administrator and the Administrative Agent; and (c) with respect to any Pledged Margin Security, the positive mark to market gain, if any, as determined by using the bid side pricing of either Tradeweb Markets, LLC, Thomson Reuters or such other pricing service mutually agreeable to the Administrator and the Administrative Agent or the exchange upon which such contract is traded, as applicable.

(dd)Appendix A of the Existing Base Indenture is hereby amended by deleting the definition of “Stop-Loss Cap Period” in its entirety and replacing it as follows:

“Stop-Loss Cap Period” means the period beginning on the effective date of the Acknowledgment Agreement and terminating on the fifth (5th) anniversary of the effective date of the Acknowledgment Agreement, subject to any extension of such period pursuant to the terms of the Acknowledgment Agreement as agreed by Fannie Mae in its sole and absolute discretion.

(ee)Appendix A of the Existing Base Indenture is hereby amended by adding a new definition thereto in correct alphabetical order as follows;

“Administrator’s Calculation Report” has the meaning set forth in Section 3.1(a) of the Base Indenture.

SECTION 2.  Consent, Authorization and Direction.  Each of the Issuer, the Noteholder, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent hereby consents to this Amendment.  The Indenture Trustee is hereby authorized and directed to execute (i) that certain Amended and Restated Acknowledgement Agreement, dated as of the date hereof, among Fannie Mae, the Indenture Trustee, PMC and PennyMac Holdings, LLC, (ii) that certain Disposition Management Agreement, dated as of the date hereof, among Pentalpha Surveillance LLC, as disposition manager, the Indenture Trustee, PMC and the Administrative Agent and (iii) any other documents related to the issuance of the Series 2018-FT1 Term Notes.

SECTION 3.  Conditions to Effectiveness of this Amendment.  This Amendment shall become effective upon the latest to occur of the following:

(a)the execution and delivery of this Amendment by all parties hereto;

(b)prior notice to each Note Rating Agency that is presently rating any Outstanding Notes and each Note Rating Agency currently rating the Outstanding Notes confirms in writing to the Indenture Trustee that this Amendment will not cause a Ratings Effect on any Outstanding Notes;

(c)the delivery of an Authorization Opinion;

(d)the delivery of an Issuer Tax Opinion;

(e)the Administrative Agents shall have provided their prior written consent to this Amendment;

(f)the Issuer shall have furnished to the Indenture Trustee (1) an Officer’s Certificate stating that all conditions precedent, if any, provided for in the Base Indenture relating to the proposed action have been complied with and (2) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with; and

(g)the delivery of an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Trust Agreement and that all conditions precedent have been met;

SECTION 4.  No Default; Representations and Warranties.  PMC and the Issuer hereby represents and warrants to the Indenture Trustee and the Administrative Agent that as of the date hereof it is in compliance with all the terms and provisions set forth in the Existing Base Indenture on its part to be observed or performed and remains bound by the terms thereof, and that no Event of Default has occurred or is continuing on the date hereof, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Existing Base Indenture.

SECTION 5. Single Agreement.  Except as expressly amended and modified by this Amendment, all of the terms and conditions of the Existing Base Indenture remain in full force and effect and are hereby reaffirmed.

SECTION 6. Successors and Assigns.  This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

SECTION 7.  Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8.  GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS BASE INDENTURE, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9.  Counterparts.  This Amendment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 10. Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Savings Fund Society, FSB (formerly known as Christiana Trust) (“WSFS”), not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by WSFS but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Amendment and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

PMT ISSUER TRUST - FMSR, as Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jeffrey R. Everhart
Name:	Jeffrey R. Everhart
Title:	Vice President

[PMT ISSUER TRUST - FMSR – Amendment No. 1 to Base Indenture]

CITIBANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Valerie Delgado
Name:	Valerie Delgado
Title:	Senior Trust Officer

[PMT ISSUER TRUST - FMSR – Amendment No. 1 to Base Indenture]

PENNYMAC CORP., as Servicer and as Administrator

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

[PMT ISSUER TRUST - FMSR – Amendment No. 1 to Base Indenture]

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Vice President

[PMT ISSUER TRUST - FMSR – Amendment No. 1 to Base Indenture]

Consented By: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as 100% Noteholder of the Series 2017-VF1 Notes

By:	/s/ Margaret Dellafera
Name:	Margaret Dellafera
Title:	Authorized Signatory

By:	/s/ Robert Durden
Name:	Robert Durden
Title:	Authorized Signatory

[PMT ISSUER TRUST - FMSR – Amendment No. 1 to Base Indenture]